Limited Power of Attorney

KNOW ALL BY THESE PRESENTS, that the undersigned is required,

or may be required in the future, to file reports of changes in beneficial ownership of equity securities of MGIC Investment

Corporation (the "Company").

To facilitate the filing of these reports, the undersigned

hereby appoints each person who is the Chief Financial

Officer, the General Counsel, the Associate General Counsel,

any Assistant General Counsel, the Secretary, or any Assistant

Secretary of the Company as the undersigned's attorney-in-fact and agent to: (i) apply on behalf of the undersigned (if

necessary) for access to the EDGAR System maintained by the

Securities and Exchange Commission, (ii) apply on behalf of

the undersigned for access codes (if necessary) for the

EDGAR System, and (iii) sign on behalf of the undersigned any

Form 3, Form 4, or Form 5 to be filed by the undersigned with the Securities and Exchange Commission or any securities

exchange.

Each of the persons authorized to act as such attorney-in-fact and agent above may do so separately without the concurrence of the other persons. The authority granted hereunder is

granted to the person occupying the position specified at the time such authority is exercised.

Dated:   February 11, 2014

Signature:    /s/ Julie K. Sperber

Please print or type name:     Julie K. Sperber